                                                                       EXHIBIT 3


                                         ISSUANCE DATE: 03/19/2001
       SECRETARY OF STATE                REQUEST NUMBER: 01078579
   DIVISION OF BUSINESS SERVICES
     312 EIGHTH AVENUE NORTH             CHARTER/QUALIFICATION DATE: 12/13/1995
6TH FLOOR, WILLIAM R. SNODGRASS TOWER    STATUS: ACTIVE
   NASHVILLE, TENNESSEE 37243            CORPORATE EXPIRATION DATE: PERPETUAL
                                         CONTROL NUMBER: 0304178
                                         JURISDICTION: TENNESSEE



TO:                                      REQUESTED BY:
GERRISH & MCCREARY, PC                   GERRISH & MCCREARY, PC
222 2ND AVE N                            222 2ND AVE N
SUITE 424                                SUITE 424
NASHVILLE, TN 37201                      NASHVILLE, TN 37201



I, RILEY C DARNELL, SECRETARY OF STATE OF THE STATE OF TENNESSEE DO HEREBY CERTIFY THAT
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                       "COMMUNITY FINANCIAL GROUP, INC."
-----------------------------------------------------------------------------
WAS INCORPORATED OR QUALIFIED TO DO BUSINESS IN THE STATE OF TENNESSEE ON THE ABOVE DATE, AND THAT THE ATTACHED DOCUMENT(S) WAS/WERE FILED IN OFFICE ON THE DATE(S) AS BELOW INDICATED:

REFERENCE       DATE FILED     FILING TYPE              FILING ACTION
 NUMBER                                      NAE DUR STK PRN OFC AGT INC MAL FYC
3085-0004      12/13/1995     CHART-PROFIT
3167-0766      04/30/1996     SHARE EXCHANGE
3511-2620      05/18/1998     AMEND-CHARTER














------------------------------------------------------------------------------
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FOR: REQUEST FOR COPIES                                      ON DATE: 03/19/01

                                                               FEES
FROM:                                             RECEIVED:    $20.00    $0.00
GERRISH & MCCREARY (BOX 242120/MEMPHIS)
P.O. BOX 242120                                TOTAL PAYMENT RECEIVED:  $20.00

MEMPHIS, TN 38124-2120                             RECEIPT NUMBER: 00002831537
                                                   ACCOUNT NUMBER: 00076109



       [SEAL]                                        /S/ RILEY C. DARNELL


        SS-4458                                         RILEY C. DARNELL
                                                        SECRETARY OF STATE

                                    CHARTER
                                       OF
                        COMMUNITY FINANCIAL GROUP, INC.




The undersigned acting as the incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following Charter for such corporation:


1.  The name of the Corporation is:

                        COMMUNITY FINANCIAL GROUP, INC.

2. The maximum number of shares which the Corporation shall have the authority to issue is 50,000,000 shares, having a par value of $6.00 per share, which shares shall contain preemptive rights. There is no preemptive right with respect to:

    (a) Shares issued as compensation to directors, officers, agents, employees, or vendors of the corporation, its subsidiaries or affiliates;

    (b) Shares issued to satisfy conversion, option, or warrant rights created to provide compensation to directors, officers, agents, employees, or vendors of the corporation, its subsidiaries or affiliates, or sold to shareholders purchasing such rights in connection with the purchase of shares from the Corporation;

    (c)  Shares sold otherwise than for money; or

    (d)  Shares sold to directors to meet the requirement of Article 7 below.

3. The Corporation's initial registered office is 401 Church Street, Nashville, Tennessee 37219, which is located in Davidson County, Tennessee, and its initial registered agent at that office is Anne J. Cheatham.

4. The address of the principal office of the Corporation shall be 401 Church Street, Nashville, Tennessee 37219.

5.  The Corporation is for profit.

6. The purpose for which the Corporation is organized is to operate as a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and with all other corporate powers permitted to Tennessee corporations under the Tennessee Business Corporation Act not specifically prohibited to such banking corporations.

7. The property, affairs and business of the Corporation shall be managed by a Board of Directors. The number of directors shall be as specified in the Bylaws of the Corporation. The directors shall be elected by the shareholders at the annual meeting of the shareholders and each director shall be elected for a term of one (1) year or until his successor shall be elected and shall qualify. A director need not be a shareholder in order to be elected to the Board of Directors but shall purchase and continue to own at least ten (10) shares of Common Stock within 90 days of election or appointment.

     In furtherance and not in limitation of the powers conferred by the laws of the State of Tennessee, the Board of Directors is expressly authorized and empowered:

     (a) To make, alter, amend and repeal the Bylaws, subject to the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors;

     (b) To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board in its sole discretion may determine, and to pledge or mortgage as security therefor any real or personal property of the Corporation, including after acquired property;

     (c) To determine whether any and, if so, what part of the earned surplus of the Corporation in compliance with applicable law shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus;

     (d) To establish bonus, profit sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors of the Corporation; to fix the amount of profits to be shared or distributed; and to determine the persons who participate in any such plans and the amount of their respective participations;

     (e) To designate by resolution or resolutions passed by a majority of the whole Board one or more committees, each consisting of two (2) or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board;

    (f) To elect such officers as the Board may deem necessary, who shall have such authority and perform such duties as may be prescribed from time to time by the Board;

    (g) To provide for the reasonable compensation of its own members in the Bylaws and to fix their terms and conditions upon which such compensation will be paid;

    (h) In addition to the powers and authority hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the laws of the State of Tennessee, this Charter, and the Bylaws of the Corporation.

8. The shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

9.  Liability.

    (a) To the fullest extent that the law of the State of Tennessee as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

    (b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprises to the fullest extent permitted by the law of the State of Tennessee as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

    (c) If the Tennessee Business Corporation Act is amended after approval of the Article to authorize corporate action, further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended.

10. Any or all of the directors of the Corporation may be removed for cause by a vote of a majority of the entire Board of Directors. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation.

     The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatever.

12. The Corporation's corporate existence shall begin when the Charter is filed by the Tennessee Secretary of State.

13. (a) In addition to the requirements of the provisions of any series of preferred stock which may be outstanding, and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation, provided, however, that the seventy percent (70%) voting requirement shall not be applicable if (i) the Business Transaction is Duly Approved by the Continuing Directors, or (ii) all of the following conditions are satisfied:

          (A) the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such Business Transaction) by holders of stock of the corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Common Stock Purchase Price;

          (B) the consideration to be received by holders of stock of the corporation in connection with such Business Transaction is in
               (a) cash or (b) if the majority of the shares of any particular class or series of stock of the corporation as to which the Related Person is the Beneficial Owner shall have been acquired for a consideration in a form other than cash, in the same form of consideration used by the Related Person to acquire the largest number of shares of such class or series;

          (C) after such Related Person has become a Related Person and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of stock of the corporation or securities convertible into stock of the corporation, except (a) as a part of the transaction which resulted in such Related Person becoming a Related Person or (b) as a result of a pro rata stock dividend or stock split;

          (D) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, except as Duly Approved by the Continuing Directors (a) received the benefit (other than only a proportionate benefit as a shareholder of the corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or tax advantages provided by the corporation or any of its subsidiaries, (b) caused any material change in the corporation business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the corporation or (c) caused the corporation to fail to declare and pay at the regular date therefor quarterly cash dividends on the outstanding stock on a per share basis at least equal to the cash dividends being paid thereon by the corporation immediately prior to the date on which the Related Person became a Related Person; and

    (E) a proxy or information statement describing the proposed Business Transaction and substantially complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to holders of Voting Stock of the corporation at least 20 days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

(b) For the purpose of this Paragraph 13:

    (i) The term "Business Transaction" shall mean (A) any merger, share exchange or consolidation involving the corporation or a subsidiary of the corporation, (B) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage, pledge or any other security device, of all or any Substantial Part of the assets either of the corporation or of a subsidiary of the corporation, (C) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of any entity to the corporation or a subsidiary of the corporation,
         (D) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the corporation or a subsidiary of the corporation of any securities of the corporation or any subsidiary of the corporation in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $1,000,000 or more, (E) any merger, share exchange or consolidation of the corporation with any of its subsidiaries or any similar transaction in which the corporation is not the survivor and the charter of the consolidated or surviving corporation does not contain provisions substantially similar to those in this Paragraph 13,
         (F) any recapitalization or reorganization of the Corporation or any reclassification of the securities of the corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of voting securities outstanding, (G) any liquidation, spinoff, split off, split up or dissolution of the corporation, and (H) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction or having a similar purpose or effect.

   (ii) The term "Related Person" shall mean and include (A) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than twenty-five percent (25%) of the voting power of the Common Stock or was the Beneficial Owner of not less than twenty-five percent (25%) of the voting power of the Common Stock (X) at the time of the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (Y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the corporation or (Z) as of the record date for the determination of shareholders entitled to notice of and to vote on, or consent to, the Business Transaction, and
         (B) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the corporation, a wholly-owned subsidiary of the corporation, any employee stock ownership or other employee benefit plan of the corporation or any wholly-owned subsidiary of the corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

  (iii) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as of January 1, 1989; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Common Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such Common Stock.

     (iv) The term "Highest Common Stock Purchase Price" shall mean the greater of the following:

           (A)  the highest amount of consideration paid by such Related
                Person for a share of Common Stock of the operations (including any brokerage commissions, transfers taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person or within two years prior to the first public announcement of the Business Transaction (the "Announcement Date"), whichever is higher provided, however, that the Highest Common Stock Purchase Price calculated under this subsection (A) shall be approximately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other similar corporate readjustment in the number of outstanding shares of common stock of the corporation between the last date upon which such Related Person paid the Highest Common Stock Purchase Price to the effective date of the merger, share exchange or consolidation or the date of distribution to shareholders of the corporation of the proceeds from the sale of substantially all of the assets of the corporation referred to in subparagraph (A) of Section (a)(ii) of this Paragraph 13;

           (B) the Fair Market Value per share of the respective classes and series of stock of the corporation on the Announcement Date;

           (C) the Fair Market Value per share of the respective classes and series of stock of the date that the Related Person becomes a Related Person;

           (D) if applicable, the Fair market Value per share determined pursuant to subsection (b)(iv)(B) or (C), whichever is higher, multiplied by the ration of (i) the highest price per share (including any brokerage commissions, transfer taxes or soliciting dealers' fees and adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications, or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Related Person within the two years prior to the Announcement Date to (ii) the Fair Market Value per share (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) of shares of such respective classes and series on the first day in the two-year period ending on the Announcement Date on which such Shares Beneficially Owned by the Related Person were acquired; or

              (E) the amount per share of any preferential payment to which holders of shares of such respective classes and series are entitled in the event of liquidation, dissolution or winding up of the corporation.

      (v) The term "Substantial Part" shall mean more than twenty percent (20%) of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the shareholders of the corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.


      (vi) In the event of a merger in which the corporation is the surviving corporation, for the purpose of subparagraph (A) of Section
              (a)(ii) of this Paragraph 13, the phrase "property, securities or other consideration to be received" shall include, without limitation, common stock of the corporation retained by its shareholders (other than such Related Person).

      (vii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation whose holders are present at a meeting of shareholders, in person or by proxy, and which entitle their holders to vote generally in the election of directors, considered for the purpose of this Paragraph 13 as one class.

      (viii) The term "Preferred Stock" shall mean each class or series of capital stock which may from time to time be authorized and is not designated as "Common Stock".


      (ix) The term "Continuing Director" shall mean a director who either was a member of the initial Board of Directors of the corporation or who became a director of the corporation subsequent to such date and whose election, or nomination for election by the corporation subsequent to such date and whose election, or nomination for election by the corporation shareholders, was Duly Approved by the Continuing Directors then on the Board, either by specific vote or by approval of the proxy statement issued by the corporation on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation).


      (x) The term "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors (if a vote by the entire Board of Directors were to have been taken), then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three (3) Continuing Directors on the Board at the time of such unanimous vote.


      (xi) The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.


      (xii) The term "Associate", used to indicate a relationship with a specified person, shall mean (A) any corporation, partnership or other organization of which such specified person is an officer or partner (B) any trust or other state in which such specified person serves as trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any of its subsidiaries and (D) any person who is a director, officer or partner of such specified person or of any corporation (other than the corporation or any wholly-owned subsidiary of the corporation), partnership or other entity which is an Affiliate of such specified person.


      (xiii) The term "Fair Market Value", in the case of stock, means the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National

           Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith.

(c)  For the purpose of this Paragraph 13, so long as Continuing
     Directors constitute at least two-thirds (2/3) of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock of which any person is the Beneficial Owner, (ii) whether a person is a Related Person or is an Affiliate or Associate of another, (iii) whether a person has an arrangement, agreement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (D) of Section (a)(ii) of this Paragraph 13,
     (vii) the fair market value of any consideration to be received in a Business Transaction and (viii) such other matters with respect to which a determination is required under this Paragraph 13; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Paragraph 13.

(d) Nothing contained in the Paragraph 13 shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

(e) The fact that any Business Transaction complies with the provisions of Section (a) of this Paragraph 13 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommended its adoption or approval to the shareholders of the corporation.

(f) Notwithstanding any other provisions of this Charter or the Bylaws of the corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Paragraph 13 may not be repealed or amended, directly or indirectly in any respect, unless such action is approved by the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock.

14. Whenever the Board of Directors or the shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written content setting forth the action so taken, signed by all of the Directors or shareholders entitled to vote thereon.

15. The provisions of this Charter of Incorporation may be amended, altered, or repealed from time to time to the extent, and in the manner prescribed by the laws of the State of Tennessee, and any additional provisions so authorized may be added. All rights herein conferred on the directors, officers, and shareholders are granted subject to this reservation.


Dated: December 13, 1995                    /s/ Mack S. Linebaugh, Jr.
                                            ------------------------------------
                                            Mack S. Linebaugh, Jr., Incorporator

                           ARTICLES OF SHARE EXCHANGE
                                       OF
                             THE BANK OF NASHVILLE
                                      AND
                        COMMUNITY FINANCIAL GROUP, INC.

Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, the undersigned corporations adopt the following Articles of Share Exchange for the purpose of engaging in a share exchange:

      1. The attached Agreement and Plan of Exchange, which serves as the plan of share exchange, was approved by each of the undersigned corporations in the manner prescribed by the Tennessee Business Corporation Act.

      2. The Agreement and Plan of Exchange was approved by at least a majority of The Bank of Nashville Board of Directors at a meeting held on December 19, 1995. The Agreement and Plan of Exchange was approved by the holders of a majority of the outstanding capital stock of The Bank of Nashville at the Annual Meeting of Shareholders held on April 16, 1996.

      3. The Agreement and Plan of Exchange was approved by at least a majority of the Community Financial Group, Inc. Board of Directors at a meeting held on December 19, 1995. Pursuant to Section 48-21-104(h) of the Tennessee Business Corporation Act, the approval of the Shareholders is not required.

      4. Upon the filing of these Articles of Share Exchange with the Secretary of State, the Share Exchange is to be effective as of the close of business April 30, 1996.

Dated April 22, 1996

                                         THE BANK OF NASHVILLE


                                         By: /s/ Mack S. Linebaugh, Jr.
                                             -----------------------------
                                             Mack S. Linebaugh, Jr.,
                                             Chairman, President and Chief
                                             Executive Officer


                                         COMMUNITY FINANCIAL GROUP, INC.


                                         By: /s/ Mack S. Linebaugh, Jr.
                                             -----------------------------
                                             Mack S. Linebaugh, Jr.,
                                             Chairman, President and Chief
                                             Executive Officer

Approved for registration on April 29, 1996.


/s/
--------------------------------------
Commissioner of Financial Institutions

                         AGREEMENT AND PLAN OF EXCHANGE



THIS AGREEMENT AND PLAN OF EXCHANGE, dated as of the 19th day of December, 1995, by and between The Bank of Nashville located in Nashville, Tennessee ("Bank") and Community Financial Group, Inc. located in Nashville, Tennessee ("Holding Company").

                                   RECITALS:

The parties acknowledge the following to be true and correct:

A. The Bank is a state bank duly organized under Sections 45-2-201, et seq. of the Tennessee Code Annotated and has its principal office and place of business in Nashville, Davidson County, Tennessee.

B. On September 30, 1995 the Bank had outstanding capital stock of $13,147,000 divided into 2,191,097 shares of common capital stock of a par value of $6.00 each, additional paid-in capital of $8,498,000 and undivided profits of $(2,439,000) and,

C. On September 30, 1995, the Bank had 4,744,927 outstanding warrants exercisable for the purchase of common capital stock at $12.50 per share until December 31, 1998, (the "Warrants");

D. The Holding Company is a corporation duly organized under the laws of the State of Tennessee, having its principal place of business in Nashville, Davidson County, Tennessee, and as of the effective date of the exchange the Holding Company will have authorized and unissued 50,000,000 shares of common stock of a par value of $6.00 each; and,

E. A majority of the entire Board of Directors of the Bank and a majority of the entire Board of Directors of the Holding Company, respectively, have approved this Agreement and Plan of Exchange and authorized its execution.

In consideration of the premises, the Bank and the Holding Company hereby enter into this Agreement and Plan of Exchange and prescribe the terms and conditions of the exchange (the "Exchange") of all the issued and outstanding shares of stock of the Bank for shares of stock of the Holding Company to be issued, and the change or exchange of all issued and outstanding Warrants of the Bank for Warrants of the Holding Company to be issued, and the mode of carrying it into effect as follows:

                                   ARTICLE I


Section 1.0. At the time when the Exchange shall become effective each one (1) issued and outstanding share of stock of the Bank shall be exchanged for one (1) share of stock of the Holding Company, and each one (1) issued and outstanding Warrant of the Bank shall be changed or exchanged for one (1) Warrant of the Holding Company pursuant to the provisions of and with the effect provided in Sections 48-21-101 et seq. of the Tennessee Code Annotated, as amended. As a result of the Exchange, the Holding Company shall become the sole shareholder of the Bank.

                                   ARTICLE II


Section 2.0. When the Exchange shall have been effected, the Bank and the Holding Company shall remain separate and distinct entities.

Section 2.1. Upon the Exchange becoming effective, the name of the Bank shall remain The Bank of Nashville and the head office and established and authorized branches of the Bank shall remain as such.

Section 2.2. Upon the Exchange becoming effective, all the members of the Board of Directors of the Bank shall continue to be Directors of the Bank. Such directors shall serve until the next annual meeting of the stockholders.

Section 2.3. Upon the Exchange becoming effective, the Officers of the Bank shall consist of all the persons who are officers of the Bank as of the date of the execution of this Agreement and Plan of Exchange, including any changes in officers immediately before the Exchange becomes effective.

Section 2.4. Upon the Exchange becoming effective, the Charter of the Bank and all amendments thereto shall be as they exist immediately prior to the Exchange becoming effective.

Section 2.5. Upon the Exchange becoming effective, the Bylaws of the Bank and all amendments thereto shall be as they exist immediately prior to the Exchange becoming effective until the same shall be altered, amended, or repealed as therein provided.

Section 2.6. The amount and number of shares of the authorized capital stock of the Bank, and the par value thereof outstanding immediately before the Exchange becomes effective shall remain the same after the Exchange shall become effective with the effect that the amount and number of shares of the capital stock of the Bank outstanding upon completion of the Exchange shall be equal to the amount and number of shares of the capital stock of the Bank outstanding immediately before the Exchange. No preferred stock of the Holding Company or Bank is to be issued. The additional paid-in capital and the Undivided Profits Account of the Bank as they exist immediately before the Exchange becomes effective shall remain the same after the Exchange shall become effective.

Section 2.7. Any shareholder of the Bank who properly dissents from the Agreement and Plan of Exchange shall have the rights of a "dissenting stockholder" as set forth in Tennessee Code Annotated ss. 48-23-101 et seq.

                                  ARTICLE III


Section 3.0. Upon and by reason of the Exchange becoming effective:

a. Each share of capital stock of the Bank shall, ipso facto and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of capital stock of the Holding Company pursuant to subsection b, below.

    Each holder of capital stock of the Bank shall cease to be a shareholder of the Bank and the ownership of all shares of the issued and outstanding capital stock of the Bank shall thereupon vest in the Holding Company as the acquiring person automatically.

b. The Holding company shall issue one (1) share of stock of the Holding Company for each one (1) share of stock of the Bank properly endorsed and surrendered to the Holding Company by each such shareholder.

c. Each Warrant issued by the Bank and each option to purchase shares of the capital stock of the Bank shall, ipso facto and without any action on the part of the holder thereof, be converted to a Warrant or option, as the case may be, to purchase an equivalent number of shares of capital stock of the Holding Company


                                   ARTICLE IV


Section 4.0. If required under applicable law, this Agreement and Plan of Exchange shall be submitted to the shareholders of the Bank for approval at a meeting to be called and held in accordance with the applicable provisions of law and the Charter and Bylaws of the Bank. The Bank and the Holding Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Exchange at the times provided herein.

                                   ARTICLE V

Section 5.0.  Effectuation of the Exchange is conditioned upon:

a. Approval of this Agreement and Plan of Exchange by the vote of the shareholders of the Bank if required by law; and

b. Procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law which are necessary for consummation of the Exchange, specifically the approval of the Tennessee Department of Financial Institutions and any necessary approval of the Federal Reserve Board.

                                  ARTICLE VI

Section 6.0. This Agreement and Plan of Exchange may be terminated at any time before the Exchange becomes effective upon the occurrence of any of the following:

a. The number of shares of capital stock of the Bank voted against the Exchange shall make consummation of the Exchange contrary to the best interest of the Bank in the sole discretion of its Board of Directors; or

b. Any action, suit, proceeding or claim has been instituted, made, pursued, or threatened relating to the proposed Exchange which shall make consummation of the Exchange inadvisable or impracticable in the sole discretion of the Board of Directors of the Bank;

c. Any action, consent or approval, governmental or otherwise, which in the opinion of counsel for the Bank is or may be necessary to consummate the Exchange, shall not have been obtained by September 30, 1996; or

d. The transaction contemplated by this Agreement shall not have been consummated by September 30, 1996; or

e. For any other reason consummation of the Exchange is inadvisable in the opinion of the Board of Directors of the Bank.

Section 6.1. Upon the occurrence of any events set forth in Section 6.0, this Agreement and Plan of Exchange may be terminated by the unilateral action of the Board of Directors of either the Bank or the Holding Company prior to the time this Exchange becomes effective, by giving written notice of the basis of termination to the Holding Company or Bank, at its principal office address and directed to the attention of the respective President thereof. Such termination shall be effective upon receipt.

Section 6.2.  Upon termination by written notice as provided in this
Article VI, this Agreement and Plan of Exchange shall be void and of no further effect, and there shall be no liability by reason of this Agreement and Plan of Exchange or the termination thereof on the part of either the Bank, the Holding Company or the directors, officers, employees, agents or shareholders of either of them.


                                  ARTICLE VII

Section 7.0. Subject to the terms and upon satisfaction of all the requirements of law and the conditions specified in this Agreement and Plan of Exchange, including among other conditions, if required by law, the affirmative approval by the holders of a majority of the outstanding shares of voting stock of the Bank and receipt of the requisite approvals of the Tennessee Department of Financial Institutions and the Federal Reserve Board, the Exchange shall become effective upon the filing of Articles of Exchange with the Tennessee Department of Financial Institutions.


                                  ARTICLE VIII

Section 8.0. If the Exchange becomes effective, the Bank, the Holding Company, and their respective shareholders shall each pay their own expenses, if any, incurred in the proposed transaction. If the Exchange does not become effective, the Bank shall pay all reasonable and necessary expenses associated with the transaction proposed herein.

IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Agreement and Plan of Exchange to be executed and attested in counterparts by their duly authorized officers and directors, as of the day and year first above written.

                                              THE BANK OF NASHVILLE

Attest:  /s/ Joan B. Marshall                 By: /s/ Mack S. Linebaugh, Jr.
         -------------------                      --------------------------
         Joan B. Marshall                         Mack S. Linebaugh, Jr.
         Secretary                                Chairman, President and
                                                  Chief Executive Officer

                                               COMMUNITY FINANCIAL GROUP, INC.

Attest:  /s/ Joan B. Marshall                  By: /s/ Mack S. Linebaugh, Jr.
         --------------------                      --------------------------
         Joan B. Marshall                          Mack S. Linebaugh, Jr.
         Secretary                                 Chairman, President and
                                                   Chief Executive Officer

                               STATE OF TENNESSEE

                      DEPARTMENT OF FINANCIAL INSTITUTIONS

                         CERTIFICATE OF SHARE EXCHANGE

TO: Share Exchange between The Bank of Nashville, Nashville, Tennessee and Community Financial Group, Inc., Nashville, Tennessee

WHEREAS, application was made to the Commissioner of Financial Institutions by the above named corporations as required by SS. 48-21-105 of the Tennessee Code Annotated to engage in a share exchange; and

WHEREAS, a full investigation has been made, and it appears that the agreement and plan of share exchange meets the requirements of state law;

NOW, THEREFORE, all formalities having been complied with, I do by virtue of the authority vested in me, issue this Certificate of Merger to Share Exchange to the above named corporations, to be effective as of the close of business April 30, 1996.

                                    Given under my hand and seal of office in Nashville, Tennessee this 29th day of April, 1996


                                    /s/ Bill C. Houston
                                    -------------------
                                    Bill C. Houston
                                    Commissioner

                      ARTICLES OF AMENDMENT TO THE CHARTER


                        COMMUNITY FINANCIAL GROUP, INC.

                            (Control Number 0304178)

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the under signed corporation adopts the following Articles of Amendment to its Charter:

         1.    Name of the Corporation:  COMMUNITY FINANCIAL GROUP, INC.


         2.    The text of the amendment is as follows:


         A. The first paragraph of section 7 of the Charter is hereto deleted in its entirety and replaced with the following:

         The property, affairs and business of the Corporation shall be managed by a Board of Directors. The number of directors shall be as specified in the Bylaws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1998 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director need not be a shareholder in order to be elected to the Board of Directors but shall purchase and continue to own at least ten (10) shares of Common Stock within 90 days of election or appointment.


     The remaining portions of section 7 of the Charter shall remain in full force and effect and are not amended hereby.

         B. Section 10 of the Charter is hereby deleted in its entirety and replaced with the following:

         Directors of the Corporation may be removed only for cause by a vote of the holders of a majority of all the shares of stock of the Corporation outstanding and entitled to vote for the election of directors, given at a duly called annual or special meeting of the shareholders, or by the vote of a majority of the entire Board of Directors. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation.

         C. Section 15 of the Charter is hereby deleted in its entirety and replaced with the following:

         The provisions of this Charter of Incorporation may be amended, altered, or repealed from time to time to the extent, and in the manner prescribed by the laws of the State of Tennessee, and any additional provisions so authorized may be added; provided, however, that the first paragraph of Section 7, Section 10 and Section 15 may be amended only after the approval of the holders of 3/4ths of all of the shares of stock of the Corporation outstanding and entitled to vote at a duly called annual or special meeting of the shareholders. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation.

     3.  The corporation is for profit.

         4. The amendment was duly adopted on May 13, 1998 by the shareholders of the corporation.



                                            COMMUNITY FINANCIAL GROUP, INC.

                                            By:  /s/
                                                 ----------------------------


                                            Its: President
                                                 ----------------------------

                                     BYLAWS
                                       OF
                        COMMUNITY FINANCIAL GROUP, INC.

                                   ARTICLE I
                                     OFFICES

1.01. Registered Office. The registered office of the Corporation shall be at 401 Church Street, Nashville, Tennessee 37219.

1.02. Other Offices. The Corporation may also have offices at other places in or out of the state of Tennessee as the Board of Directors may determine or as the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

2.01. Place of Meeting. Meetings of shareholders shall be held at the time and place, in or out of the State of Tennessee, stated in the notice of the meetings or in a waiver of notice.

2.02. Annual Meetings. An annual meeting of the shareholders shall be held each year at the registered office of the Corporation or such other place as the Board of Directors may designate at such time as may be fixed by the Board of Directors and pursuant to the provisions of law. If the day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, shareholders shall elect directors and transact other business as may properly be brought before the meeting.

2.03. Voting List. A complete list of shareholders entitled to vote at a meeting of shareholders shall be maintained in accordance with applicable law.

2.04. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Charter, or by these Bylaws, may be called by Chairman of the Board, the President, the Board of Directors, or the holders of not less than twenty percent (20%) of all the shares entitled to vote at the meeting pursuant to the provisions of the charter. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

2.05. Notice. Written or printed notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

2.06. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Charter or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented, and any business may be transacted at the reconvened meeting which might have been transacted at the meeting as originally notified.

2.07. Majority Vote. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is the election of directors or one on which, by express provision of the statutes, the Charter, or these Bylaws, a higher vote is required, in which case the express provision shall govern. There shall be no cumulative voting by the shareholders on any matter.

2.08. Method of Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are limited or denied by the Charter. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section
3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

2.09. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not more than seventy (70) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not more than seventy (70) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10. Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote. The affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The signed consent, or a signed copy shall be placed in the minute book.

                                  ARTICLE III
                                   DIRECTORS

3.01. Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all powers of the Corporation and do all such lawful acts and things as are not (by statute or by the Charter or by these Bylaws) directed or required to be exercised or done by the shareholders.

3.02. Number; Qualification; Term. The Board of Directors shall consist of at least five (5) but no more than twenty-five (25) directors. The number of directors serving initially shall be nine (9). At least three-fourths (3/4) of the directors shall be citizens of the United States; at least two-thirds (2/3) shall be residents of Tennessee or reside within 25 miles of the main office of the Corporation, and a majority shall reside within 100 miles of the main office of the Corporation. Each Director elected shall hold office until his successor shall be duly elected and shall qualify.

3.03. Change in Number. The minimum or maximum number of Directors may be increased or decreased from time to time by amendment to these Bylaws (subject to any maximum number of Directors as provided by the Charter) but no decrease shall have the effect of shortening the term of any incumbent Director.

3.04. Removal. The Directors may remove one (1) or more directors for cause as provided in the Charter.

3.05. Vacancies. Any vacancy occurring in the Board of Directors, whether by death, resignation, removal, creation of new directorship, or otherwise, may be filled by an affirmative vote of a majority of the remaining Directors even though the Directors remaining in office constitute fewer than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office until the next annual election of Directors and until his successor is duly elected and qualified.

3.06. Election of Directors. Except as otherwise provided in Sections 3.03 and 3.05, Directors shall be elected by a plurality vote at the annual meeting of the shareholders. At each such election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

3.07. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held in or out of the state of incorporation.

3.08. Annual Meetings. The annual meeting of a newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless the time or place is changed by the Chairman of the Board or the President with the consent of a majority of the Directors then elected and serving.

3.09. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on two (2) days' notice to each Director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors. Except as otherwise expressly provided by statute, the Charter or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

3.11. Quorum; Majority Vote. At meetings of the Board of Directors a majority of the number of Directors then serving shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Charter or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, or a combination of salary and attendance fees. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.13. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. The affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. The signed consent, or a signed copy, shall be placed in the minute book. The consent may be in more than one counterpart so long as each Director signs one of the counterparts.

3.15. Committees of the Board. There shall be an Audit Committee consisting of at least three (3) members of the Board of Directors appointed by the Board, none of whom are active officers of the Corporation. The committee shall meet once each year, or more often if required by the Chairman of the Board or President and shall examine, or cause to be examined, such books, assets and securities of the Corporation as it deems necessary or proper, or as it may be directed to examine. A record shall be kept of all such examinations, which shall be certified by the committee serving, and presented to the Board of Directors at its next meeting. The Audit Committee shall state whether the Corporation is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and shall recommend to the Board such changes as shall be deemed advisable. The Audit Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of certified public accountants to make the examination and audit of the Corporation. If such a procedure is followed, the one annual examination and audit by such firm of accountants and the presenta-tion of its report to the Board of Directors, shall be deemed sufficient to comply with the requirements of the Audit Committee.

         The Board of Directors may appoint, from time-to-time, other committees, for such purposes and with such powers as the Board may determine. Unless otherwise specified by the Board or these Bylaws, a majority of the committee members will constitute a quorum of any Board appointed committee.

                                   ARTICLE IV
                                     NOTICE

4.01. Method. Whenever by statute, the Charter, these Bylaws, or otherwise, notice is required to be given to a Director, Committee Member, or Shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the Director, Committee Member, or Shareholder at the address appearing on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

4.02. Waiver. Whenever, by statute or the Charter or these Bylaws, notice is required to be given to a Shareholder, Committee Member, or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business of the ground that the meeting is not lawfully called or convened.

                                   ARTICLE V
                              OFFICERS AND AGENTS

5.01.    Number, Qualification; Election; Term.

         a. The Corporation shall have: (1) a Chairman of the Board, a President and a Secretary; and (2) such other officers (including additional Vice Presidents) and assistant officers and agents as the Board of Directors may deem appropriate.

         b. Officers of the Corporation shall not be required to be shareholders of the Corporation. Officers need not be members of the Board of Directors.

         c. Officers named in Bylaw 5.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw 5.01(a)(2) may be elected by the Board at any meeting, whether regular or special.

         d. Unless otherwise specified by the Board at the time of his election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

         e. Any two (2) or more offices, other than the offices of President and Secretary, may be held by the same person.

5.02. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

5.03. Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

5.04. Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

5.05. Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

5.06. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Directors, and shall be an ex-officio member of all committees, except the audit committee. The Chairman of the Board shall be the Chief Executive officer of the Corporation.

5.07. President. If the Chairman of the Board is absent, the President shall preside at meetings of the shareholders and meetings of the Board of Directors. The President shall have general and active management of the business and affairs of the

Corporation subject to the supervision of the Chief Executive Officer; and shall see that all orders and resolutions of the Board are carried into effect. He shall serve as an ex-officio member of the Board of all committees, except the audit committee, and shall perform such other duties and have such other authority and powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

5.08. Vice Presidents. Vice Presidents may be designated as "Executive Vice President," "Senior Vice President" or such other designation as the Board of Directors may from time-to-time determine. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer, perform the duties and have the authority and exercise the duties and powers of the Chief Executive Officer. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

5.09.    Secretary.

         a. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and the minutes of all proceedings in a book kept for that purpose and shall perform like duties for the executive and other committees when required.

         b. She shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

         c. She shall be under the supervision of the Chairman of the Board and the President. She shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman of the Board or the President may from time to time delegate.

5.10. Assistant Secretary. The assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time or as the President may from time to time delegate.

5.11. Vacancies. If the office of the Chairman of the Board, President, Vice President, Secretary or Assistant Secretary becomes vacant by reason of death, resignation or removal, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.


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                                   ARTICLE VI
                         CERTIFICATES AND SHAREHOLDERS

6.01. Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law, and may be sealed with the seal of the Corporation or a facsimile thereof.

6.02. Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons, as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

6.03.    Payment of Shares.

         a. Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

         b. Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

         c. Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

6.04. Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

6.05. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

         a.       Claim. Makes proof in affidavit form that it has been


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


                  lost, destroyed or wrongfully taken; and

         b. Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

         c. Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

         d. Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

6.06. Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

         a. Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

         b. Guarantee and Effectiveness of Signature. The signature of such person has been guaranteed by a commercial bank or by the President of the Corporation, or by such other officer of the Corporation as shall have been designated by the Board of Directors, and reasonable assurance is given that such endorsements are effective.

6.07. Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all rights and powers of a shareholder.


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


                                  ARTICLE VII
                               GENERAL PROVISIONS

7.01.    Dividends and Reserves.

         a. Declaration and Payment. Subject to statue and the Charter, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

         b. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

         c. Reserves. By resolution the Board of Directors may create such reserve or reserves out of available cash of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

7.02. Books and Records. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

7.03. Checks and Notes. Checks, demands for money, and notes of the Corporation shall be signed by the officer(s) or other person(s) designated from time to time by the Board of Directors.

7.04. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

7.05. Resignation. A Director, officer or agent may resign by giving written notice to the Chairman of the Board, the President or the Secretary. The resignation shall take effect at the time specified in it, or immediately if no time is specified. Unless it specifies otherwise, a resignation takes effect without being accepted.


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


7.06.    Amendment of Bylaws.

         a. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors of the Corporation, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

         b. These Bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of two-thirds (2/3) of the shares of the Corporation entitled to vote thereon, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

7.07. Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

         a. The remainder of these Bylaws shall be considered valid and operative; and

         b. Effect shall be given to the intent manifested by the portion held invalid or inoperative.

7.08. Table of Contents; Heading. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

7.09. Relation to Charter. These Bylaws are subject to, and are governed by the Charter.

                                  ARTICLE VIII
                                   INDEMNITY

8.01. Liability of Officers and Directors. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used in the circumstances in the conduct of his own affairs.

8.02. Indemnification of Officers and Directors. The Corporation shall indemnify to the fullest extent permitted by law any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or


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


officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director of officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders, or otherwise.

                                   ARTICLE IX
                        CONTRACTS, DEPOSITS AND PROXIES

9.01. Execution of Contracts, etc. Except as otherwise required by law or by these Bylaws, all the executive officers of the Corporation shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in the name of the Corporation. The Board may authorize any other officer or officers or agents to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and this authority may be general or confined to such specific instances as the Board may by resolution determine.

9.02. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the Chief Executive Officer shall direct in such banks, trust companies, or other depositories as the Board may select or as may be selected by any executive officer. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned, and delivered by any executive officer or other officer or agent of the Corporation.

9.03. Proxies in Respect to Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect to such stock or other securities; the Chief Executive Officer, the President, or a Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chief Executive Officer, the President, or a Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise its powers and rights.


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


                            CERTIFICATE OF ADOPTION

The foregoing Bylaws of the Corporation have been duly adopted this 19th day of December, 1995 by action of the Board of Directors of the Corporation pursuant to the laws of this State.

IN TESTIMONY THEREOF, witness the hand of the undersigned as Secretary of the Corporation on such date.

                                    /s/ Joan B. Marshall
                                    ---------------------------
                                    Joan B. Marshall, Secretary


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